UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 19, 2009

AGL RESOURCES INC.
(Exact name of registrant as specified in its charter)

Georgia	1-14174	58-2210952
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Ten Peachtree Place NE, Atlanta, Georgia 30309
(Address and zip code of principal executive offices)

404-584-4000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                       Other Events.

On March 19, 2009, Piedmont Natural Gas Company, Inc. (“Piedmont”) served Georgia Natural Gas Company (“Georgia Natural Gas”), a wholly-owned subsidiary of AGL Resources Inc. (the “Company”) with a lawsuit filed in the Delaware Court of Chancery, asking the court to enter a judgment declaring that Georgia Natural Gas does not have a perpetual right to purchase Piedmont's ownership interest in SouthStar Energy Services LLC (“SouthStar”).

As previously disclosed in our annual report on Form 10-K filed with the Securities and Exchange Commission on February 5, 2009, the Company believes that, under the Amended and Restated Limited Liability Company Agreement (the “Agreement”) of SouthStar, Georgia Natural Gas has the evergreen opportunity, throughout the term of the joint venture, to exercise an option to purchase a portion of, or all of, Piedmont’s interest in SouthStar on or before November of each year, as specified in the Agreement, with the purchase being effective as of January 1 of the following year.

Piedmont previously informed the Company of its intent to file for declaratory judgment.  Although the Company believes its interpretation is correct, the Company agrees that a declaratory judgment action is an appropriate way to resolve the inconsistent interpretations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGL RESOURCES INC.
(Registrant)
Date: March 23, 2009	/s/ Paul R. Shlanta
Paul R. Shlanta Executive Vice President, General Counsel and Chief Ethics and Compliance Officer